Flexiti, a Subsidiary of CURO, Signs LFL Group to 10-Year Exclusive Point-of-Sale Consumer Financing Agreement
LFL Group is Canada’s largest home furnishing retailer with over 300 outlets

June 1, 2021
Wichita, Kansas-- CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, multi-channel and multi-product consumer finance company serving a wide range of non-prime and prime consumers in the U.S. and Canada and a market leader in the industry based on revenue, today announced that Flexiti, the company’s wholly-owned subsidiary, signed LFL Group (TSX: LNF) (“LFL”), Canada’s largest home furnishings retailer, to a 10-year exclusive point-of-sale (“POS”) consumer financing agreement (the “Agreement”).

LFL, also known as Leon’s Furniture Limited, operates more than 300 stores across Canada under several banners including Leon’s, The Brick, The Brick Mattress Store, The Brick Outlet, Furniture.ca, Appliance Canada and Midnorthern Appliance. The Agreement includes all LFL retail banners and covers both in-store and online sales. The Agreement expands the strong and established relationship between the two companies: the FlexitiCard® has been accepted at The Brick since 2018 and has been used to apply and buy online at thebrick.com and leons.ca since 2019. Flexiti estimates the POS lending relationship will generate more than C$800 million in annual financed sales. Flexiti believes the Agreement, which begins on July 1, 2021, positions the company as the largest provider of POS financing solutions in Canada. As part of the 10-year exclusive agreement, LFL was granted a warrant to purchase 19.9% of Flexiti that is only exercisable if Flexiti becomes a separate publicly traded entity or if it undergoes a change of control.1

“We are thrilled to announce the expanded partnership between Flexiti and LFL Group,” said Peter Kalen, founder and Chief Executive Officer of Flexiti. “For three years, we have seen our FlexitiCard customers making purchases at The Brick and Leon’s. Now, customers at LFL stores and ecommerce sites can apply and obtain access to the same 0% financing options that LFL has pioneered for its customers. It is an incredible honor to partner with LFL’s management team, who have delivered leading-edge financing solutions to their customers that provide both exceptional value and affordability.”

Edward Leon, Chief Executive Officer of LFL Group, said, “At Leon’s Furniture Limited, we have always embraced innovation and strived for better ways to serve our customers. This partnership with Flexiti is a continuation of that commitment. With our large network of retail stores across Canada as well as our successful ecommerce sites, we are very pleased to bring a best-in-class, omni-channel financing experience to our customers to make shopping easier and more affordable. We are looking forward to deepening our partnership with the team at Flexiti.”

“We are excited to see the scope of Flexiti’s relationship with LFL grow meaningfully through this long-term exclusive agreement that will deliver Flexiti’s innovative financing solutions to an even greater number of Canadians,” said Don Gayhardt, CURO's Chief Executive Officer. “When CURO announced the Flexiti acquisition earlier this year, we said that a key benefit of the transaction would be enhancing our growth profile in Canada, a key market for us. We also expressed our deep commitment to continue providing Flexiti's merchants with industry-leading service and solutions to improve sales and customer satisfaction. This 10-year Agreement with LFL demonstrates the strength of Flexiti’s offering and the considerable opportunity in the POS and buy-now-pay-later space and Flexiti’s ability to build strong long-term relationships and execute with its merchant partners.”
1 The warrant’s strike price is based on CURO’s purchase price for Flexiti, adjusted for additional earnout payments. LFL will have no board representation or other governance or information rights.

With 2020 total system-wide sales of C$2.7 billion, LFL is one of the largest furniture and appliance retailers in North America. LFL’s coast-to-coast retail footprint includes stores in all of Canada’s largest population centers. Founded in 1909, LFL has served the home furnishings needs of Canadian consumers for over 100 years. For the last three years, LFL has prioritized the development of a world-class, scalable, online option that allows customers to shop when, where and how they want. eCommerce will remain a centerpiece of LFL’s omni-channel approach, offering customers the best of both worlds.

Investor Call
CURO will hold a conference call to discuss the Agreement with LFL at 8:30 am ET today. The call will include a discussion of the agreement followed by a question-and-answer session. A supplemental investor presentation providing more detail on the Agreement is available in the “Events & Presentations” section of CURO’s Investors website at https://ir.curo.com/events-and-presentations.

Conference Call Information: The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/. You may access the call at 1-866-807-9684 (1-412-317-5415 for international callers). Please ask to join the CURO Group Holdings call.

Archive: A taped replay of this call will be available until June 8, 2021. Eastern Time. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 10157217. An archived version of the webcast will be available on the CURO Investors website for 90 days.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the level of financed sales under the agreement and the impact of the agreement on our business. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the success of the parties under the agreement and the level of customers’ use of the POS product; the effects of competition on the company’s business; our ability to attract and retain customers; market, financial, political and legal conditions; the future impact of COVID-19 pandemic on the company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

About Leon’s Furniture Limited (LFL)
LFL is the largest retailer of furniture, mattresses, appliances and electronics in Canada. LFL’s retail banners include: Leon's; The Brick; The Brick Mattress Store; and The Brick Outlet. Finally, with the Midnorthern Appliance banner alongside the Appliance Canada banner, LFL is also the country's largest commercial retailer of appliances to builders, developers, hotels and property management companies. LFL has 303 retail stores from coast to coast in Canada under various banners. As well, the Company operates three e-commerce sites: leons.ca, thebrick.com and furniture.ca.

About Flexiti
Founded in 2013 by Peter Kalen, Flexiti is one of Canada's fastest-growing point-of-sale fintech lenders, offering customers 0% interest financing at retailers that sell big-ticket goods like furniture, appliances, jewellery and electronics. Through its award-winning omni-channel platform, customers can be approved instantly to shop with their FlexitiCard®, which they can use online or in-store to make multiple purchases, within their credit limit, without needing to reapply. Accepted at over 7,000 locations and ecommerce sites across Canada including The Brick, Leon's, Staples, Sleep Country, Wayfair, Birks and Peoples Jewellers, Flexiti aims to make our customers' lives more affordable and help our retail partners grow their sales by offering flexible financing options.

Flexiti's growth, driven by its financing platform, is recognized as market leading. In 2019, Flexiti was named Canada's 11th fastest growing company by the Globe and Mail, ranked 7th in the Deloitte Technology Fast 50TM program, and 40th in Deloitte North America Technology Fast 500TM. In 2020, Flexiti ranked 29th in The Americas' 500 Fastest Growing Companies by the Financial Times, 6th in The Globe and Mail’s Canada’s Top Growing Companies, 3rd on the 2020 Growth List and 6th and 39th on Deloitte Technology Fast 50TM and Fast 500TM, respectively. Flexiti is a wholly-owned subsidiary of CURO Group Holdings Corp. (NYSE: CURO).

For more information, visit www.flexiti.com.

About CURO
CURO Group Holdings Corp. (NYSE: CURO), serves the evolving needs of the financial consumer. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States, later expanding to offer online loans and financial services in the United States and Canada and now broadening into a full-spectrum consumer lender through the point-of-sale / buy-now-pay-later channel. CURO combines its market expertise with a fully integrated technology platforms, an omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Flexiti®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

Contacts
Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

Or

Financial Profiles, Inc.
Curo@finprofiles.com

(CURO-NWS)